UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2020

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PagerDuty, Inc.
(Exact name of Registrant as Specified in Its Charter)

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Delaware	001-38856	27-2793871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Townsend St., Suite 200 San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)
(844) 800-3889
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.000005 par value	PD	New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2020, PagerDuty, Inc. (the “Company”) completed its previously announced acquisition of Rundeck, Inc., a Delaware corporation (“Rundeck”), for the previously reported purchase price of approximately $100 million, consisting of up to $60 million in cash and the balance in shares of common stock of the Company, par value $0.000005 per share (“Common Stock”), in accordance with the terms of that Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of September 20, 2020, by and among the Company, Reef Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Reef Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as securityholder representative.

As described in the Company’s current report on Form 8-K filed on September 21, 2020, the purchase price was subject to working capital and other adjustments described in the Merger Agreement and approximately $15 million of the purchase price will be held in escrow to satisfy certain indemnification obligations of Rundeck securityholders. Certain portions of the consideration otherwise payable in respect of shares of Rundeck capital stock held by certain founding employees of Rundeck are further subject to holdback by the Company, subject to the applicable employee continuing to provide services to the Company through each vesting date and vesting acceleration upon certain qualifying terminations of employment.

The Company issued the shares of Common Stock of the Company described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this current report and is incorporated by reference in this Item 2.01.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Reorganization, dated as of September 20, 2020, by and among PagerDuty, Inc., a Delaware corporation, Reef Merger Sub I, Inc., a Delaware corporation, Reef Merger Sub II, LLC, a Delaware limited liability company, Rundeck, Inc., a Delaware corporation, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as securityholder representative

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PagerDuty, Inc.

Dated: October 1, 2020	By:	/s/ Stacey A. Giamalis
Stacey A. Giamalis
Senior Vice President, Legal, General Counsel, and Secretary